EXHIBIT 10.66

FORM AUTOBYTEL INC. DEALER AGREEMENT

This is a Dealer Agreement (“Agreement”) effective as of the date signed by Autobytel Inc. below (the “Effective Date”) between (legal name)              (“Dealer”), a  ☐ Corporation,  ☐ LLC,  ☐ Partnership,  ☐ LLP,  ☐ Sole Proprietor,  ☐ Other              under the laws of the state of              , and doing business as (DBA)             , and, as indicated below, Autobytel Inc., a Delaware corporation, with its principal place of business located at 18872 MacArthur Blvd., Irvine, California 92612 (“ABT”, “We”, “Us” or “Our”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Autobytel Inc. and Affiliates Standard Terms and Conditions.

In consideration of the mutual promises and other good and valuable consideration set forth in this Agreement, and the Autobytel Inc. and Affiliates Standard Terms and Conditions located at http://extranet.autobytel.com/dealers and attached hereto and incorporated herein by reference, the parties agree as follows:

1. Services. In order to support the ABT services selected by Dealer and offered by Us (the “Program”), which connect potential consumers with Dealer for the purpose of purchasing a new vehicle, We agree to provide a website located at www.autobytel.com designed to market the services offered under the Program to Dealer and to potential vehicle consumers, and to provide information as to services such as financing, insurance and such other services that may be included in each Program from time to time. In the event of a dispute regarding the actual delivery of consumer requests, Our Systems records shall be deemed conclusive. We agree to use commercially reasonable efforts to provide to Dealer certain consumer requests from consumers originating from the www.autobytel.com website. We shall also have the right, but not the obligation, in our sole discretion, to acquire additional consumer requests from non-affiliated websites if we choose for delivery to Dealer.

2. Market Area. Dealer is hereby assigned an exclusive Market Area (“MA”) for each new vehicle franchise that Dealer has enrolled in the Program under this Agreement. The description of each MA is set forth in the Market Area Description below. ABT retains sole and complete authority to define or adjust each MA, based on market conditions, Dealer’s performance, and such other factors as ABT, in its sole discretion, deems relevant. ABT will provide Dealer with not less than thirty (30) days written notice of any change to any MA. ABT shall not be liable for any unforeseen/unnoticed changes to any MA which may result from factors such as, but not limited to, changes in U.S. Postal Service zip code alterations.

3. Fees.

Services:	Start-up Fee	$

Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$

	TOTAL FEES:	$

4. Additional Terms and Conditions. In addition to Exhibit A, the parties agree to the following:

A.	Lead Transport Method ☐ EML ☐ XML @ .

B.	☐ MARKET AREA DESCRIPTION: Dealer’s Market Area Description is set forth on Exhibit B, attached hereto and incorporated herein by reference.

By my signature below, I attest the above information is true and correct and I am authorized to sign this Agreement on behalf of the dealership named above. ABT is authorized to obtain consumer reports on Dealer from the agencies selected by ABT. Dealer agrees that a favorable consumer report (as determined by ABT) is a condition precedent to the effectiveness of this Agreement and for its ongoing continuation, and that an unfavorable credit report at any time during the Term (as determined by ABT) shall constitute an act of breach permitting ABT to terminate this Agreement.

DEALER		AUTOBYTEL INC.

By:		By:
	Signature		Signature

Name:		Name:	Matt McDowell
(Please print)

Title:		Title:	VP Controller
(Please print)

Date:		Date:

DG#                         Region Name:

AL~RD Rev.ABTStandAloneAgt.01-010705	1	Dealer Initials:

EXHIBIT A

AUTOBYTEL INC. AND AFFILIATES (“WE”, “US”, OR “OUR”)

STANDARD TERMS AND CONDITIONS

I. Systems. We will maintain, either directly or through an authorized provider, the necessary computer hardware, software and electronic communication systems (“Systems”) to enable the Systems to support the Programs. Such Systems will support the services We offer to both Dealer and consumers. In the event of a dispute regarding the actual delivery of consumer requests, Systems records shall be deemed conclusive. Such Systems may be altered, upgraded or enhanced by Us from time to time in Our sole discretion. During the Term, We hereby grant Dealer a non-exclusive, revocable, non-transferable license to access and use portions of our proprietary Systems. As an express condition of this license to use Our proprietary Systems, Dealer is prohibited from reselling, loaning or otherwise sharing such Systems or divulging any related confidential information including, but not limited to, passwords or instructional manuals. We will supply Dealer with the specifications and other requirements and/or restrictions related to the use of the applicable Program and Systems. Dealer shall not, and shall not permit any third party to, modify, reverse-engineer, decompile, disassemble, reverse compile, create derivative works of or attempt to derive the source code of the Programs or Systems.

II. Technical Support. We agree to use reasonable efforts to supply limited technical support to Dealer and consumers during Our regular business hours as published from time to time in using the services offered under the Program. We reserve the right to revise Our consumer support standards to comply with applicable laws or to address changes in the business climate.

III. Changes in Programs and Services. We reserve the right to alter, modify, add or delete Systems, programs or services as part of our continued enhancement of Our programs, products, and services (collectively, “Programs”). We will give Dealer thirty (30) days notice of any such changes and any fee increases or decreases related thereto. These Standard Terms and Conditions are located at http://extranet.autobytel.com/dealers and may be amended by Us at any time in our sole discretion.

IV. Title to System, Trademarks. To the extent permitted by law, the goodwill associated with any and all intellectual property and services and Programs to be provided under this Agreement are proprietary to Us, and title thereto remains in Us. All applicable rights to patents, copyrights, trademarks, trade secrets, and any other intellectual property rights in the Programs, Systems, or Our other property now and in the future, belong exclusively to Us. Any and all of Our trademarks and service marks associated with Us are and shall forever remain the exclusive property of Autobytel Inc. or its affiliates, as applicable. We reserve the right, in our sole discretion, to revoke Dealer’s permission as to future use.

V. Warranty Limitation. WE PROVIDE THE PROGRAMS “AS IS.” NEITHER WE NOR OUR THIRD PARTY SUPPLIERS MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, ORAL, IMPLIED OR STATUTORY, REGARDING THE PROGRAMS AND SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY, INCLUDING, BUT NOT LIMITED TO, THE QUALITY, COMPLETENESS, PERFORMANCE, NONINFRINGEMENT, MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROGRAMS OR COURSE OF DEALING OR COURSE OF PERFORMANCE. NEITHER WE NOR OUR THIRD PARTY SUPPLIERS SHALL BE LIABLE TO DEALER OR ANY END USER OR ANY OTHER PARTY FOR INJURY TO ANY PERSON OR PROPERTY WHATSOEVER RESULTING FROM THE USE OF OR INABILITY TO USE THE PROGRAMS OR FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR OTHER DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR RELATING TO THE PROGRAMS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. SPECIFICALLY, NEITHER WE NOR ANY OF OUR THIRD PARTY SUPPLIERS SHALL BE RESPONSIBLE FOR ANY LOST PROFITS OR REVENUE, OR COSTS, INCLUDING, BUT NOT LIMITED TO, BUSINESS INTERRUPTION, COST OF RECOVERING SOFTWARE OR DATA, COST OF SUBSTITUTE SOFTWARE OR DATA, OR OTHER SIMILAR COSTS. IN NO EVENT SHALL OUR OR ANY OF OUR THIRD PARTY SUPPLIER’S TOTAL LIABILITY OF ANY KIND, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT, EXCEED THE TOTAL AMOUNT PAID TO US UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE CLAIM.

VI. Performance Standards. Dealer agree to maintain a satisfactory performance rating as measured by the standards and/or formulas We publish from time to time.

VII. Fees and Costs.

A. Dealer agrees to pay Us the sums listed in the Fees section of the attached Agreement(s) and any addendums and/or amendments thereto;

B. Except where otherwise informed by Our technical support staff at the time services are requested, technical support service is included in Dealer’s monthly fees. As some services require substantial time and effort to complete, We reserve the right to institute supplemental charges for some services.

C. All fees are due and payable upon receipt of invoice. We reserve the right to suspend all services under this Agreement if any payment to Autobytel Inc. or any affiliate is past due until such account is brought current. Our invoices will be deemed to be correct and acceptable to Dealer, and Dealer’s obligation to pay the invoiced amounts shall become absolute and unconditional and not subject to any offset, defense or counterclaim, unless Dealer advises Us of any disputed items within thirty (30) days of their receipt.

D. We, in our sole discretion, may change the amount, structure, method and/or basis of any fees at any time during the Term. Any changes shall be effective upon thirty (30) days written notice to Dealer and shall not require an affirmative response or any further action by the parties.

E. All charges and fees hereunder are exclusive of federal, state and local excise, sales, use and other taxes now or hereafter levied or imposed for the provision of the Programs. Except for taxes on Our net income, Dealer shall be liable for and pay all such taxes and other levies, regardless of whether included on any invoice.

F. Each party hereto is responsible for all of its internal costs, if any, associated with implementation and operation of the Program(s).

VIII. Term and Termination.

A. This Agreement shall be for six (6) months (the “Term”), from the Effective Date, unless terminated sooner or extended in accordance with these Standard Terms and Conditions. This Agreement shall automatically renew for additional six (6) month Terms unless thirty (30) days prior to the expiration of any six (6) month Terms, either party provides notice of election not to renew.

B. Either party may terminate this Agreement immediately for any breach of this Agreement by the other party that is not cured within ten (10) days after receipt of written notice of the breach from the non-breaching party.

C. We may terminate this Agreement without cause, upon thirty (30) days written notice to Dealer.

D Dealer shall remain responsible for all fees due and payable up through the effective date of the termination or as otherwise dictated by the terms of this Agreement or applicable law.

E. Upon termination or expiration of this Agreement, Dealer shall immediately discontinue all use of the Systems, Programs, and Our trademarks and service marks, and shall immediately return all such materials to Us.

IX. Indemnification. Dealer will defend, indemnify and hold harmless Us and each of Our affiliates and third party suppliers and Our and their respective officers, directors, employees and agents against and in respect of any and all loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, “Damages”) arising out of, resulting from Dealer’s use of the Programs or based upon any claim, action or proceeding by any third party alleging facts or circumstances which, if true, would constitute a breach of Dealer’s representations and warranties. We shall have the right to select Our own counsel and control the defense and Dealer will cooperate fully in any such defense.

AL~RD Rev.ABTStandAloneAgt.01-010705	2	Dealer Initials:

X. General Provisions.

A. Notices. Any notices required to be given in connection with this Agreement by either party shall be in writing signed by a duly authorized agent and shall be deemed given by any of the following means: (1) in person; (2) by certified mail, return receipt requested and deemed effective three days after the date of mailing; (3) by facsimile which shall be deemed received on the day sent when a confirming notice from the sending facsimile machine has been generated; or (4) by overnight delivery service or courier, which shall be deemed received on the day of physical delivery as evidenced by courier receipt. All notices shall be directed to the most current address or facsimile number for each party as listed in this Agreement or as revised in accordance with the notice procedures set forth herein.

B. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision of this Agreement or to exercise any right provided for herein, shall in no way affect the right of such party to require such performance or exercise such right at any time thereafter. No waiver by either party of a breach of any provision herein shall constitute a waiver of any subsequent breach, or a waiver of the provision itself.

C. Independent Contractor Relationship. The relationship created by this Agreement between Us and Dealer is intended to be and shall for all purposes hereunder be considered that of an independent contractor. Nothing contained in this Agreement shall be construed as intending, creating or constituting a franchise, partnership, agency, fiduciary, or joint venture relationship between Us and Dealer.

D. Controlling Agreement. This Agreement and all attachments or amendments hereto supersede any and all agreements, oral or written, between the parties, and contains all of the representations, covenants, and understandings between the parties with respect to services described in this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement, any attachments and/or amendments hereto. No other agreement(s), statement(s), or promise(s) shall be valid or binding.

E. Modifications and Amendments. Except where otherwise set forth in this Agreement, all modifications or amendments to this Agreement shall be in writing and signed by both parties hereto.

F. Assignment. This Agreement and the rights and duties hereunder, shall not be assignable by Dealer except upon Our written consent. This Agreement and the rights and duties hereunder shall be assignable by Us without restriction.

G. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such determination shall in no way alter or impair the validity, legality, and enforceability of the remaining provisions of this Agreement which shall continue in full force and effect.

H. Confidentiality. Each of the parties hereto, on behalf of itself and its employees, agrees to keep all non-public information gained as a result of the business dealings contemplated in this Agreement confidential. Each party may, however, use such confidential information for its internal use only to further its performance under this Agreement. Dealer understands and agrees that the sale or unauthorized use or disclosure of any trade secrets or other confidential information, including but not limited to, private information provided by consumer request or other communication, constitutes theft and will greatly damage Us and is prohibited. Dealer shall not impart Our proprietary information to any person or entity other than Dealer’s key employee(s) on a need to know basis without our prior written consent. We reserve the right to transmit pertinent information to consumers making inquiries concerning the terms of purchase and financing or leasing of motor vehicles. Notwithstanding the foregoing, if either party is required to produce any such information by law, order of any government agency, court of competent jurisdiction, or other regulatory body, it may, upon not less than five (5) days written notice to the other party, release the required information. Unless We agree in writing, Dealer is prohibited from issuing any press release(s) or making any public statements(s) regarding Dealer’s business relationship with Us or our Programs.

I. Data Security. We will maintain at all times during the Term appropriate and reasonable safeguards to protect Dealer’s individually identifiable customer data using measures no less rigorous than those We use to protect Our own customers’ individually identifiable data.

J. Attorneys Fees and Costs. Dealer will pay for any attorneys’ fees and/or collection costs incurred by Us in enforcing this Agreement or collecting any past due amounts from Dealer.

K. Governing Law and Jurisdiction. Each party will at all times contemplated herein act in accordance with all applicable local, state and federal laws. This Agreement shall in all respects be governed by the laws of the State of California applicable to contracts to be performed wholly within California and without reference to conflicts of laws principles. Any dispute that arises under or relates to this Agreement (whether contract, tort or both) commenced by either party shall be resolved in state or federal court in Orange County, California, and the parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere.

L. Force Majeure. If the performance of this Agreement or any obligation under it (except payment of monies due) is prevented, restricted or interfered with by reason of acts of God, acts of government, internet failure, terrorism, war, military action or criminal conduct including but not limited to hackers, interruptions in third party transportation or communications facilities or delays in transit or communications, or any other cause not within the control of either party, the party so affected shall be excused from such performance, but only for so long as and to the extent that such a force prevents, restricts or interferes with that party’s performance. We shall not be liable for any loss of data, delays, or errors in transmitting data or any loss of business.

AL~RD Rev.ABTStandAloneAgt.01-010705	3	Dealer Initials:

VOID IF ALTERED

Dealer DBA:

Dealer General Information (under a single “roof”)

Main Telephone Number: ( )	Primary Fax Number: ( )

	Address	City	State	Zip
Street

Billing

Pre-Owned CyberStore®

# of Used Cars in Inventory

Key Dealer Personnel: (Please PRINT clearly in each space)

Title	Name & Title	Telephone & Extension	Email
Principal			@
General Manager			@
ABT Program Mgr			@
AWEB Program Mgr			@
CarSmart Program Mgr			@
ABT CyberStore Mgr			@
A / P Contact			@

Additional Lead Delivery Method:  ☐  EML    ☐  XML                    @

Authorized Signatories

In addition to the person executing this Agreement, and for purposes of executing agreements, amendments or other documents necessary to implement Dealer’s participation in the ABT Program, the following named persons with titles are authorized to sign on behalf of Dealer:

NAME & TITLE	NAME & TITLE

By my signature on the cover page of this document, I attest the above information is true and correct and I am authorized to sign this information sheet on behalf of the dealership named above.

Dealer Group #                                 Region Name:

AL~RD

Rev.ABTStandAloneAgt.01-010705

4

EXHIBIT 1	VOID IF ALTERED

1.	Market Area. Dealer is hereby assigned an exclusive Market Area (“MA”) (except in Texas where exclusive MA’s are prohibited and are accordingly, not exclusive) for each new vehicle franchise that Dealer has enrolled in the Autobytel Inc. (“ABT”) Program under this Agreement. The description of each MA is set forth in the Market Area Description attached as Exhibit 1-A. ABT retains sole and complete authority to define or adjust Dealer’s MA, based on market conditions, Dealer’s performance, and such other factors as ABT, in its sole discretion, deems relevant. ABT will provide Dealer with not less than thirty (30) days written notice of any change to Dealer’s MA. ABT shall not be liable for any unforeseen/unnoticed changes to Dealer’s MA which may result from factors such as, but not limited to, changes in U.S. Postal Service zip code alterations, until ABT receives actual notice of such changes and amends Dealer’s MA accordingly.

2.	Services. In order to support the ABT services selected by Dealer and offered by Us (the “Program”), which connect potential consumers with Dealer for the purpose of purchasing a new vehicle, We agree to provide a website located at www.autobytel.com designed to market the services offered under the Program to Dealer and to potential vehicle consumers, and to provide information as to services such as financing, insurance and such other services that may be included in each Program from time to time. In the event of a dispute regarding the actual delivery of consumer requests, Our Systems records shall be deemed conclusive. We agree to use commercially reasonable efforts to provide to Dealer certain consumer requests from consumers originating from the www.autobytel.com website. We shall also have the right, but not the obligation, in our sole discretion, to acquire additional consumer requests from non-affiliated websites if we choose for delivery to Dealer.

3.	Fees.

A.

Services:		Monthly Fees:
	Start Up Fee	$	fl
	ABT Pre-Owned CyberStore ®	$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$
Franchise:		$

	TOTAL FEES:	$

B. CyberStore Flex Fees only

ABT Pre-Owned CyberStore ®	$ Per consumer request
$

ABT Pre-Owned CyberStore® Program Information (If participating)             Cyber ID #

1.	Dealer will post vehicles as: Certified Non-Certified BOTH

2.	Please select from one (1) of the following 3 options:

OPTION A: Upload Dealer inventory through one of the following companies: AutoBase AutoMark Dealer Specialties Kelley KARPOWER Rolling Maronie Other (Provide company name, contact & phone number):

      OPTION B: Upload Dealer inventory through one of the following Mainframes:

      ADP                EDS        Reynolds & Reynolds        UCS

      Mainframe’s Modem Phone Number (MUST COMPLETE): (            )

      Mainframe Login (i.e. Hon-A or Store #):               Confidential Password (case-sensitive):

OPTION C: Dealer will forward data to ABT as specified in the ABT Pre-Owned CyberStore® Program Rules, a copy of which is attached hereto as Exhibit 1-B and incorporated herein by reference.

By my signature below and on the Dealer Agreement, I attest the above information is true and correct and I am authorized to sign this Exhibit on behalf of the dealership named above. ABT is authorized to obtain consumer reports on Dealer from the agencies selected by ABT. Dealer agrees that a favorable consumer report (as determined by ABT) is a condition precedent to the effectiveness of this Agreement and for its ongoing continuation, and that an unfavorable credit report at any time during the Term (as determined by ABT) shall constitute an act of breach permitting ABT to terminate this Agreement.

Dealer Legal Name:

DG# Region Name:	By:

Name:
(Print)

Title:
(Print)

Date:

AL - CH ABT sub agree EX1 ABT

REV: 12-12-03